Exhibit 99.2

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2022 and 2021

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Ernst & Young AG Maagplatz 1 P.O. Box 8005 Zurich	Phone: +41 58 286 31 11 Fax: +41 58 286 30 04 www.ey.com/ch

To the General Meeting of	Zurich, February 22, 2023
Transocean Ltd., Steinhausen

Report of the statutory auditor on the financial statements

Transocean Ltd. (the Company), which comprise the statement of operations for the year ended December 31, 2022, the balance sheet as at that date, and notes to the financial statements, including a summary of significant accounting policies.

financial statements comply with Swiss law and the Company’s articles of incorporation.

Opinion

We have audited the financial statements of Transocean Ltd. (the Company), which comprise the statement of operations for the year ended December 31, 2022, the balance sheet as at that date, and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements comply with Swiss law and the Company’s articles of incorporation.

Basis for opinion

We conducted our audit in accordance with Swiss law and Swiss Standards on Auditing (SA-CH). Our responsibilities under those provisions and standards are further described in the “Auditor's responsibilities for the audit of the financial statements” section of our report.  We are independent of the Company in accordance with the provisions of Swiss law and the requirements of the Swiss audit profession, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period.  These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.  For each matter below, our description of how our audit addressed the matter is provided in that context.

We have fulfilled the responsibilities described in the “Auditor's responsibilities for the audit of the financial statements” section of our report, including in relation to these matters. Accordingly, our audit included the performance of procedures designed to respond to our assessment of the risks of material misstatement of the financial statements.  The results of our audit procedures, including the procedures performed to address the matters below, provide the basis for our audit opinion on the accompanying financial statements.

Impairment assessment of investments in subsidiaries
Area of focus

Transocean Ltd. evaluates its investments in subsidiaries for impairment annually and records an impairment loss when the carrying amount of such assets exceeds the recoverable amount.  The assessment of the existence of any indicators of impairment of the carrying amount of investments in subsidiaries is judgmental.  In the event that indicators of impairment are identified, the assessment of the recoverable amounts is also judgmental and requires estimation and the use of subjective assumptions.

Transocean Ltd. measures the recoverable amount of its investments in subsidiaries by applying a variety of valuation methods, incorporating a combination of income and market approaches and using projected discounted cash flows.

The primary risks are identifying impairment indicators, inaccurate models being used for the impairment assessment, and that the assumptions to support the value of the investments are inappropriate.  The principal consideration for our determination that the impairment assessment of investments in subsidiaries is a key audit matter is the subjectivity in the assessment of the recoverable amounts which requires estimation and the use of subjective assumptions.

See Note 3 to these financial statements for Transocean Ltd.’s disclosures related to investment in subsidiaries.

Our audit response

Our audit procedures related to the key audit matter of the impairment assessment of investments in subsidiaries included the following procedures:

We performed inquiries of management about the current market conditions supporting the evaluation of potential impairment indicators, tested the key assumptions used, and performed procedures on Transocean Ltd.’s prospective financial information.

We involved valuation specialists to assist in the evaluation of management’s valuation models and impairment analyses, specifically in testing key assumptions and prospective financial information.

We performed procedures to assess the valuation models for evidence of management bias considering contrary evidence from third party analyst reports and press releases.

Our audit procedures did not lead to any reservations regarding the impairment assessment of investments in subsidiaries.

Other information

The Board of Directors is responsible for the other information.  The other information comprises the information included in the annual report, but does not include the consolidated financial statements, the stand-alone financial statements, the remuneration report and our auditor’s reports thereon.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.  We have nothing to report in this regard.

Board of Directors’ responsibilities for the financial statements

The Board of Directors is responsible for the preparation of the financial statements in accordance with the provisions of Swiss law and the Company's articles of incorporation, and for such internal control as the Board of Directors determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the Board of Directors is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern, and using the going concern basis of accounting unless the Board of Directors either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor's responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Swiss law and SA-CH will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on EXPERTsuisse’s website at: https://www.expertsuisse.ch/en/audit-report.  This description forms an integral part of our report.

Report on other legal requirements

In accordance with Art. 728a para. 1 item 3 CO and PS-CH 890, we confirm that an internal control system exists, which has been designed for the preparation of the financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd
/s/ Reto Hofer	/s/ Ralph Petermann
Licensed audit expert	Certified public accountant
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2022		2021
Income
Dividend income	chf	16,790	chf	26,876
Guarantee fee income		979		254
Administrative services income		595		—
Total income		18,364		27,130

Costs and expenses
General and administrative		27,556		16,361
Financial expense		40,883		30,866
(Gain) loss on currency exchange		(712)		3,505
Total costs and expenses		67,727		50,732

Loss on impairment		—		(272,810)
Direct taxes		272		—

Net loss for the year	chf	(49,091)	chf	(296,412)

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(In thousands)

	December 31,
	2022		2021
Assets
Cash	chf	682	chf	6,200
Receivables from subsidiaries		10,622		13,861
Other current assets		2,854		2,034
Total current assets		14,158		22,095

Investment in subsidiaries		4,200,876		4,200,876

Property and equipment		1,140		1,126
Less accumulated depreciation		1,140		1,126
Property and equipment, net		—		—

Other non-current assets		968		969
Total non-current assets		4,201,844		4,201,845
Total assets	chf	4,216,002	chf	4,223,940

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	chf	8,543	chf	15,199
Interest payable to subsidiaries		21,607		65,338
Other current liabilities		327		3,444
Total current liabilities		30,477		83,981

Long-term interest bearing notes payable to subsidiary		1,492,442		1,649,193
Long-term lease liabilities		397		454
Deferred gains on foreign exchange translation		118,891		149,607
Total non-current liabilities		1,611,730		1,799,254

Share capital		79,724		72,817
Statutory capital reserves from capital contribution		4,346,650		4,071,376
Statutory capital reserves from other capital reserves		27,982		27,982
Statutory capital reserves from capital contribution for shares held by subsidiaries		79,977		79,977
Free capital reserves from capital contribution		9,500,000		9,500,000
Accumulated loss
Accumulated loss brought forward from previous years		(11,411,447)		(11,115,035)
Net loss for the year		(49,091)		(296,412)
Total shareholders’ equity		2,573,795		2,340,705
Total liabilities and shareholders’ equity	chf	4,216,002	chf	4,223,940

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, “we”, “us”, or “our”) is the parent company of Transocean Inc., Transocean Management Services GmbH, and Transocean Quantum Holdings Limited, our direct wholly owned subsidiaries.  Transocean Ltd. is registered with the commercial register in the canton of Zug, and its shares are listed on the New York Stock Exchange.  At December 31, 2022 and 2021, we had fewer than 10 full-time employees.

Note 2—Significant Accounting Policies

Presentation—We have prepared our unconsolidated statutory financial statements in accordance with the accounting principles as set out in Art. 957 to Art. 963b, of the Swiss Code of Obligations (the “CO”).  Since we have prepared our consolidated financial statements in accordance with U.S. generally accepted accounting standards, a recognized accounting standard, we have, in accordance with the CO, elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the CO.  Our financial statements may be influenced by the creation and release of excess reserves.

Currency—We maintain our accounting records in U.S. dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in non-Swiss currencies using the year-end currency exchange rates, except prior-year transactions for our investments in subsidiaries and our shareholders’ equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in non-Swiss currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2022	2021	2022	2021
CHF / USD	0.95	0.91	0.92	0.91
CHF / GBP	1.19	1.25	1.12	1.24
CHF / EUR	1.01	1.08	0.99	1.04

We recognize realized currency exchange and translation gains and losses arising from business transactions and net unrealized currency exchange and translation losses in current period earnings.  We defer net unrealized currency exchange and translation gains.

Cash—We hold cash balances, denominated in Swiss francs and U.S. dollars, which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own shares held by subsidiaries, we build a reserve for shares in equity at the respective acquisition costs.

Related parties—In the meaning of the CO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

Note 3—Investment in Subsidiaries

Direct Investments—Our direct investments in subsidiaries were as follows (in thousands, except percentages):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		Carrying amount as of December 31,
						2022		2021
Transocean Inc.	Holding	Cayman Islands	100%	usd	3,192	chf	4,200,768	chf	4,200,768
Transocean Management Services GmbH	Management and administration	Switzerland	90%	chf	20	chf	108	chf	108
Transocean Quantum Holdings Limited	Holding	Cayman Islands	100%	usd	—	chf	—	chf	—

On July 16, 2020, we contributed USD 1 to Transocean Quantum Holdings Limited (TQHL), a Cayman Islands company limited by shares, formed to own and hold other entities.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Impairments—In the year ended December 31, 2022, as a result of our annual impairment test, we determined that the carrying amount of our investments in subsidiaries was not impaired.  In the year ended December 31, 2021, as a result of our annual impairment test, we determined that the carrying amount of our investments in subsidiaries was impaired, and, as a result, we recognized a loss of CHF 272 million associated with the impairment of our investment in Transocean Inc.

Principal indirect investments—Our principal indirect investments in subsidiaries were as follows:

December 31, 2022			December 31, 2021
Company name	Domicile	Ownership and voting interest	Company name	Domicile	Ownership and voting interest
Deepwater Pacific 1 Inc.	Cayman Islands	100%	Deepwater Pacific 1 Inc.	British Virgin Islands	100%
Global Marine Inc.	United States	100%	Global Marine Inc.	United States	100%
GSF Leasing Services GmbH	Switzerland	100%	GSF Leasing Services GmbH	Switzerland	100%
Sedco Forex International Inc.	Cayman Islands	100%	Sedco Forex International Inc.	Cayman Islands	100%
Transocean Asset Holdings 1 Limited	Cayman Islands	100%	Transocean Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Asset Holdings 2 Limited	Cayman Islands	100%	Transocean Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Asset Holdings 3 Limited	Cayman Islands	100%	Transocean Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Atlas Limited	Cayman Islands	100%
			Transocean Conqueror Limited	Cayman Islands	100%
Transocean Deepwater Drilling Services Limited	Cayman Islands	100%	Transocean Deepwater Drilling Services Limited	Cayman Islands	100%
Transocean Drilling Offshore S.a.r.l	Luxembourg	100%	Transocean Drilling Offshore S.a.r.l	Luxembourg	100%
Transocean Drilling U.K. Limited	Scotland	100%	Transocean Drilling U.K. Limited	Scotland	100%
Transocean Entities Holdings GmbH	Switzerland	100%	Transocean Entities Holdings GmbH	Switzerland	100%
Transocean Financing GmbH	Switzerland	100%	Transocean Financing GmbH	Switzerland	100%
Transocean Guardian Limited	Cayman Islands	100%	Transocean Guardian Limited	Cayman Islands	100%
Transocean Holdings 1 Limited	Cayman Islands	100%	Transocean Holdings 1 Limited	Cayman Islands	100%
Transocean Holdings 2 Limited	Cayman Islands	100%	Transocean Holdings 2 Limited	Cayman Islands	100%
Transocean Holdings 3 Limited	Cayman Islands	100%	Transocean Holdings 3 Limited	Cayman Islands	100%
Transocean Hungary Holdings LLC	Hungary	100%	Transocean Hungary Holdings LLC	Hungary	100%
Transocean Offshore Deepwater Drilling Inc.	United States	100%	Transocean Offshore Deepwater Drilling Inc.	United States	100%
Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%	Transocean Offshore Deepwater Holdings Limited	Cayman Islands	100%
Transocean Offshore Holdings Limited	Cayman Islands	100%	Transocean Offshore Holdings Limited	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Cayman Islands	100%	Transocean Offshore International Ventures Limited	Cayman Islands	100%
Transocean Phoenix 2 Limited	Cayman Islands	100%	Transocean Phoenix 2 Limited	Cayman Islands	100%
Transocean Pontus Limited	Cayman Islands	100%	Transocean Pontus Limited	Cayman Islands	100%
Transocean Poseidon Limited	Cayman Islands	100%	Transocean Poseidon Limited	Cayman Islands	100%
Transocean Proteus Limited	Cayman Islands	100%	Transocean Proteus Limited	Cayman Islands	100%
Transocean Quantum Management Limited	Cayman Islands	100%	Transocean Quantum Management Limited	Cayman Islands	100%
Transocean Sentry Limited	Cayman Islands	100%	Transocean Sentry Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 1 Limited	Cayman Islands	100%	Transocean Sub Asset Holdings 1 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 2 Limited	Cayman Islands	100%	Transocean Sub Asset Holdings 2 Limited	Cayman Islands	100%
Transocean Sub Asset Holdings 3 Limited	Cayman Islands	100%	Transocean Sub Asset Holdings 3 Limited	Cayman Islands	100%
Transocean Titan Financing Limited	Cayman Islands	100%
Transocean Worldwide Inc.	Cayman Islands	100%	Transocean Worldwide Inc.	Cayman Islands	100%
Triton Asset Leasing GmbH	Switzerland	100%	Triton Asset Leasing GmbH	Switzerland	100%
Triton Atlas GmbH	Switzerland	100%
Triton Hungary Investments 1 LLC	Hungary	100%	Triton Hungary Investments 1 LLC	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Switzerland	100%	Triton Nautilus Asset Leasing GmbH	Switzerland	100%
Triton Titan GmbH	Switzerland	100%
Triton Voyager Asset Leasing GmbH	Switzerland	100%	Triton Voyager Asset Leasing GmbH	Switzerland	100%

In the year ended December 31, 2022, we formed (a) Triton Atlas GmbH (TAG) to own the ultra-deepwater drillship Deepwater Atlas, which is held as security for borrowings under a shipyard loan, and (b) Transocean Titan Financing Limited to issue senior secured notes that will be secured by the ultra-deepwater drillship Deepwater Titan, which is currently under construction.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 4—Shareholders’ Equity

Overview—Changes in our shareholders’ equity were as follows (in thousands):

	Share capital			Statutory capital reserves						Free reserves

	Shares	Amount		from capital contribution		from other capital reserves		from capital contribution for shares held by subsidiaries (a)		Free capital reserves from capital contribution		Accumulated loss		Total shareholders’ equity

Balance at December 31, 2020	639,676	chf	63,967	chf	11,925,475	chf	27,982	chf	79,976	chf	1,500,000	chf	(11,115,035)	chf	2,482,365
Shares issued to Transocean Inc.	88,500		8,850		—		—		—		—		—		8,850
Release of statutory capital reserves from capital contribution	—		—		(8,000,000)		—		—		8,000,000		—		—
Shares issued under at-the-market equity offering	—		—		145,899		—		—		—		—		145,899
Shares issued for exchanged debt	—		—		3		—		—		—		—		3
Own share transactions	—		—		(1)		—		1		—		—		—
Net loss for the year	—		—		—		—		—		—		(296,412)		(296,412)
Balance at December 31, 2021	728,176		72,817		4,071,376		27,982		79,977		9,500,000		(11,411,447)		2,340,705
Shares issued to Transocean Inc.	69,068		6,907		—		—		—		—		—		6,907
Shares issued for exchanged debt	1		—		7		—		—		—		—		7
Shares issued under at-the-market equity offering	—		—		252,701		—		—		—		—		252,701
Shares issued for long-term incentive plans	—		—		22,566		—		—		—		—		22,566
Net loss for the year	—		—		—		—		—		—		(49,091)		(49,091)
Balance at December 31, 2022	797,245	chf	79,724	chf	4,346,650	chf	27,982	chf	79,977	chf	9,500,000	chf	(11,460,538)	chf	2,573,795

a)	The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly through Transocean Inc. During the year ended December 31, 2021, Transocean Inc. withheld 418 own shares, through a broker arrangement in satisfaction of withholding taxes due by our employees upon the vesting of equity awards granted under our long-term incentive plan. See Note 5—Own Shares.

Authorized share capital—During the year ended December 31, 2022, our board of directors approved out of authorized share capital the issuance of 69.1 million, par value CHF 0.10 each, for an aggregate value of USD 7 million, equivalent to CHF 7 million, earmarked for the at-the-market equity offering (the “ATM Program”).  During the year ended December 31, 2021, our board of directors approved out of authorized share capital the issuance of 88.5 million of our shares, par value CHF 0.10 each, for an aggregate value of USD 10 million, equivalent to CHF 9 million, earmarked for the ATM Program.  At December 31, 2022, based on shareholder approval dated May 12, 2022, the remaining authority of our board of directors to issue shares out of authorized share capital is limited to a maximum of 107.8 million shares.

In May 2021, we received a deposit of CHF 5.4 million in our capital increase account from Transocean Inc.  In October 2021, we issued to Transocean Inc. shares with par value of CHF 4.2 million.  At December 31, 2021, we held CHF 5.4 million of freely available funds in an escrow account, recorded in cash, and we had a liability of CHF 1.2 million, payable to Transocean Inc. and recorded in accounts payable to subsidiaries, for the unused balance.

Conditional share capital—Our articles of association provide for a conditional share capital that permits us to issue up to 142.4 million additional shares, under the following circumstances, without obtaining additional shareholder approval:

(1)	through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or
(2)	in connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into, exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances.  In connection with the issuance of shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.  In the years ended December 31, 2022 and 2021, we issued 681 shares and 291 shares, respectively, out of conditional share capital to holders that exercised their options to exchange the 0.50% exchangeable senior bonds due 2023 into our shares.  In March 2019, we and Transocean Inc. entered into an option agreement, pursuant to which we granted Transocean Inc. the right to acquire 12.0 million shares from us to satisfy obligations under our share-based compensation plans.  In March 2019, we issued to 1.4 million shares out of conditional share capital to Transocean Inc. upon partial exercise of its right to acquire our shares under the option agreement in exchange for USD 12 million, equivalent to CHF 12 million.  At December 31, 2022 and 2021, our board of directors were authorized to issue up to a maximum of 142.4 million shares out of conditional share capital.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Share issuance—We intend to use the net proceeds of our ongoing ATM Program for general corporate purposes, which may include, among other things, the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, investments, and additional balance sheet liquidity.  In June 2021, we entered into an equity distribution agreement with a sales agent for the offer and sale of our shares with up to a maximum aggregate net offering price of USD 400 million, equivalent to CHF 360 million, under the ATM Program.  In August 2022, we entered into an equity distribution agreement with a sales agent for the offer and sale of our shares with a maximum aggregate net offering price of up to USD 435 million, equivalent to CHF 418 million under the ATM Program.  In the years ended December 31, 2022 and 2021, we received aggregate cash proceeds of USD 270 million and USD 162 million, equivalent to CHF 259 million and CHF 150 million, respectively, for the aggregate sale of 61.0 million and 36.1 million shares, respectively, under the ATM Program.

Qualified capital loss—As of December 31, 2020, our balance sheet presented a qualified loss since our net assets cover less than 50 percent of our statutory share capital and statutory capital reserves.  As of December 31, 2022, under Swiss law, if assets cover less than 50 percent of our statutory share capital and statutory capital reserves, the board of directors must propose measures to address such a capital loss.  In May 2021, shareholders at our 2021 annual general meeting approved the release of CHF 8.00 billion of statutory capital reserves from capital contribution for allocation to free capital reserves from capital contribution, thereby remediating the qualified capital loss and reducing the statutory capital reserves from capital contribution, which, unlike free capital reserves, are part of the equity capital against which excess coverage is measured.

Note 5—Own Shares

Overview—The following is a summary of changes in the registered shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Own shares	Total shares issued	Percentage of shares issued
Balance at December 31, 2020	24,503	639,676	3.83%
Transfers under share-based compensation plans	(4,399)
Shares released from escrow	123
Shares issued to Transocean Inc.	88,500
Shares issued under at-the-market equity offering	(36,089)
Shares issued in prior period	33
Balance at December 31, 2021	72,671	728,176	9.98%
Transfers under share-based compensation plans	(5,374)
Shares issued to Transocean Inc.	69,068
Shares issued under at-the-market equity offering	(61,008)
Balance at December 31, 2022	75,357	797,245	9.45%

Shares held by subsidiaries—Transocean Inc. holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares through equity offerings.  In the years ended December 31, 2022 and 2021, we transferred 5.4 million and 4.4 million shares, respectively, at historical cost, from the own shares held by Transocean Inc. to satisfy obligations under our share-based compensation plans.  In the year ended December 31, 2021, we received cash proceeds of less than CHF 1 million for own shares transferred in exchange for equity awards exercised or withheld for taxes under our share-based compensation plans.  At December 31, 2022 and 2021, Transocean Inc. held 14.9 million and 20.3 million of our shares, respectively, to satisfy obligations under our share-based compensation plans.

In the years ended December 31, 2022 and 2021, we transferred 69.1 million and 88.5 million shares, respectively, at par value, to Transocean Inc. for ATM Program.  At commencement of ATM Program, Transocean Inc. transferred shares to us, equal to shares issued under ATM Program, at par value, together with a fee of 5 percent on the par value of the transferred shares.  At December 31, 2022 and 2021, Transocean Inc. held 60.5 million and 52.4 million of our shares, respectively, for ATM program.

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.50 billion. At December 31, 2022, the authorization remaining under the share repurchase program was for the repurchase of our outstanding shares for an aggregate cost of up to CHF 3.24 billion.  The share repurchase program may be suspended or discontinued by our board of directors or company management, as applicable, at any time.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

December 31, 2022			December 31, 2021
Name	Number of shares	Percentage of issued share capital	Name	Number of shares	Percentage of issued share capital
The Vanguard Group	63,405	8.78%	The Vanguard Group	51,597	7.87%
PRIMECAP Management Company	46,565	6.45%	PRIMECAP Management Company	47,524	7.25%
Frederik W. Mohn / Perestroika AS	48,268	6.69%	Frederik W. Mohn / Perestroika AS	46,213	7.05%

Shares held by members of our board of directors—The members of our board of directors held shares, including shares held privately, as follows:

	December 31, 2022		December 31, 2021
Name	Vested shares and unvested share units	Stock options and conversion rights	Vested shares and unvested share units	Stock options and conversion rights
Chadwick C. Deaton	489,040	—	383,050	—
Glyn A. Barker	312,457	—	254,785	—
Vanessa C.L. Chang	364,415	—	297,427	—
Frederico F. Curado	309,473	—	254,785	—
Vincent J. Intrieri	324,713	—	270,025	—
Samuel J. Merksamer	315,449	—	260,761	—
Frederick W. Mohn (a)	48,267,959	34,618,147	46,213,271	34,618,147
Edward R. Muller	340,639	—	285,951	—
Margareth Øvrum	108,952	—	54,264	—
Diane de Saint Victor	217,134	—	162,446	—
Jeremy D. Thigpen	7,197,866	1,212,621	5,386,489	1,212,621
Total	58,248,097	35,830,768	53,823,254	35,830,768

a)	Mr. Mohn and his affiliates hold conversion rights associated with the Exchangeable Bonds.

Shares held by members of our executive management team—Our executive management team consists of the Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the President and Chief Operations Officer.  The members of our executive management team held shares, including shares held privately, and conditional rights to receive shares under our share-based compensation plans as follows:

	December 31, 2022					December 31, 2021
Name	Number of shares held	Number of granted share units vesting in 2023	Number of granted share units vesting in 2024	Number of granted share units vesting in 2025	Total shares and share units	Number of shares held	Number of granted share units vesting in 2022	Number of granted share units vesting in 2023	Number of granted share units vesting in 2024	Total shares and share units
Jeremy D. Thigpen	1,967,879	2,145,628	1,880,820	385,357	6,379,684	1,327,579	1,611,342	1,760,272	362,319	5,061,512
Mark L. Mey	822,392	773,105	642,929	130,058	2,368,484	581,024	612,200	643,048	130,435	1,966,707
Keelan I. Adamson	121,020	667,610	641,379	134,875	1,564,884	286,371	481,730	532,736	109,904	1,410,741
Total	2,911,291	3,586,343	3,165,128	650,290	10,313,052	2,194,974	2,705,272	2,936,056	602,658	8,438,960

The number of granted share units vesting in future years represents the vesting of previously granted service awards and performance awards in the form of share units.  Total shares exclude vested but unissued shares for share units granted from 2020 to 2022, which are expected to be issued in the first quarter of 2023.

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2022					December 31, 2021
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2023	Number of granted stock options vesting in 2024	Number of granted stock options vesting in 2025	Total vested and unvested stock options	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2022	Number of granted stock options vesting in 2023	Number of granted stock options vesting in 2024	Total vested and unvested stock options
Jeremy D. Thigpen	1,212,621	—	—	—	1,212,621	1,068,588	144,033	—	—	1,212,621
Mark L. Mey	485,597	—	—	—	485,597	430,041	55,556	—	—	485,597
Keelan I. Adamson	280,623	—	—	—	280,623	252,041	37,037	—	—	289,078
Total	1,978,841	—	—	—	1,978,841	1,750,670	236,626	—	—	1,987,296

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2022			December 31, 2021
Name	Number of share units granted	Value of share units		Number of share units granted	Value of share units
Non-executive board members	548,182	chf	1,966,149	1,646,392	chf	5,433,619
Executive management team	3,863,047		13,830,395	3,528,383		11,625,713
Employees	40,000		165,970	26,221		84,589
Total	4,451,229	chf	15,962,514	5,200,996	chf	17,143,921

Note 7—Guarantees, Contingencies and Commitments

Transocean Inc. and certain indirect subsidiaries’ debt obligations—Transocean Inc., Transocean Guardian Limited, Transocean Phoenix 2 Limited, Transocean Pontus Limited, Transocean Poseidon Limited, Transocean Proteus Limited and Transocean Sentry Limited have each issued certain debt securities or entered into other credit arrangements, including notes, bank credit agreements, debentures, surety bonds and letters of credit.  We agreed to guarantee certain of these debt securities or other credit arrangements in exchange for a guarantee fee from our subsidiaries.  With certain exceptions under the indentures of the debt securities issued by our subsidiaries, we are not subject to significant restrictions on our ability to obtain funds from our consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2022 and 2021, the aggregate carrying amount of debt that we have guaranteed was USD 7.08 billion and USD 6.89 billion, respectively, equivalent to approximately CHF 6.55 billion and CHF 6.28 billion, respectively.  In the years ended December 31, 2022 and 2021, we recognized guarantee fee income of CHF 1 million.

Surety bond performance obligations—On August 18, 2020, we provided a guarantee in favor of our subsidiaries issuing or reinsuring or procuring the issue or reinsurance of surety bonds in Brazil.  At December 31, 2022, our guarantee was in support of USD 61 million of outstanding surety bonds.

Swiss group value added tax obligations—We are one of a group of Swiss entities that are jointly and severally liable for the entire Swiss value added tax amount due to the Swiss tax authorities by this group.

Subsequent events—In January 2023, we along with certain affiliated companies agreed to guarantee USD 1.175 billion, equivalent to CHF 1.084 billion, aggregate principal amount of senior secured notes issued by Transocean Inc. and USD 525 million, equivalent to CHF 483 million, aggregate principal amount of senior secured notes issued by Transocean Titan Financing Limited.  In connection with our guarantee of these senior secured notes, we will earn guarantee fee income from Transocean Inc. and Transocean Titan Financing Limited on outstanding aggregate principal amount of the notes.

In January 2023, Transocean Guardian Limited, Transocean Phoenix 2 Limited, Transocean Pontus Limited, Transocean Proteus Limited and Transocean Sentry Limited redeemed the senior secured notes and as a result, we no longer provide guarantees for such notes and no longer earn related guarantee fee income.

Note 8—Related Party Transactions

Credit agreements—On June 1, 2011, we and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement establishing a USD 2.00 billion revolving credit facility.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2022, we had no borrowings outstanding under the revolving credit facility.  At December 31 2021, we had USD 4 million, equivalent to approximately CHF 4 million, outstanding under the revolving credit facility at a rate of 1.25 percent.

On November 30, 2018, we and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement establishing a USD 1.20 billion revolving credit facility, which is scheduled to expire on December 5, 2024.  Under the terms of the agreement, as amended, interest is incurred on outstanding borrowings at a variable rate based on the Swiss Safe Harbor Rate and payable at maturity.  At December 31, 2022 and 2021, we had borrowings of USD 734 million and USD 1.13 billion, equivalent to CHF 678 million and CHF 1.03 billion, respectively, outstanding under the credit facility at an interest rate of 2.0 percent and 1.25 percent, respectively.

Exchangeable notes—On September 30, 2022, we issued to Transocean Inc. USD 300 million aggregate principal amount of an exchangeable loan note (the “4.625% note) with interest payable semiannually at a rate of 4.625 percent per annum in a non-cash exchange for USD 73 million aggregate principal amount of the 0.5 percent loan note and USD 227 million aggregated principal amount of the 1.2 billion revolving credit facility.  The 4.625% note may be converted at any time prior to the maturity date at an exchange rate of 290.6618 shares per USD 1,000 note, which implies a conversion price of USD 3.44 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 4.625% note upon the occurrence of certain events.  At December 31 2022, the outstanding principal amount of the 4.625% note was USD 300 million, equivalent to approximately CHF 277 million.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

On February 26, 2021, we issued to Transocean Inc. USD 294 million aggregate principal amount of an exchangeable loan note (the “4.0% note”) with interest payable semiannually at a rate of 4.0 percent per annum in a non-cash exchange for USD 323 million aggregate principal amount of the 0.5 percent loan note.  The 4.0% note may be converted at any time prior to the maturity date at an exchange rate of 190.4762 shares per USD 1,000 note, which implies a conversion price of USD 5.25 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 4.0% note upon the occurrence of certain events.  At December 31 2022 and 2021, the outstanding principal amount of the 4.0% note was USD 294 million, equivalent to approximately CHF 272 million and CHF 268 million, respectively.

On August 14, 2020, we issued to Transocean Inc. USD 238 million aggregate principal amount of an exchangeable loan note (the “2.5% note”) with interest payable semiannually at a rate of 2.5 percent per annum in a non-cash exchange for USD 397 million aggregate principal amount of the 0.5 percent loan note.  The 2.5% note may be exchanged at any time prior to the maturity date at an exchange rate of 162.1626 shares per USD 1,000 note, which implies a conversion price of USD 6.17 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 2.5% note upon the occurrence of certain events.  At December 31, 2022 and 2021, the outstanding principal amount of the 2.5% note was USD 238 million, equivalent to approximately CHF 220 million and CHF 217 million, respectively.

In the year ended December 31, 2018, we issued to Transocean Inc. USD 863 million aggregate principal amount of an exchangeable loan note, as amended (the “0.5% note”), with interest payable at maturity at a rate of 0.50 percent per annum.  The 0.5% note may be exchanged at any time prior to the maturity date at an exchange rate of 97.29756 shares per USD 1,000 note, which implies a conversion price of USD 10.28 per share, subject to adjustment upon the occurrence of certain events.  Transocean Inc. may require us to repurchase all or a portion of the 0.5% note upon the occurrence of certain events.

Distributions—In the years ended December 31, 2022 and 2021, Transocean Inc. made a distribution of USD 18 million and USD 29 million, respectively, equivalent to approximately CHF 17 million and CHF 27 million, respectively, in satisfaction of amounts due under the 0.5% note.  At December 31, 2022 and 2021, the outstanding principal amount of the 0.5% note was USD 49 million and USD 140 million, respectively, equivalent to approximately CHF 45 million and CHF 128 million, respectively.

Warrants—On September 30, 2022, we entered into a warrant agreement with Transocean Inc., under which we issued to Transocean Inc. 22.2 million warrants to purchase our shares.  The warrants are expected to be used in connection with Transocean Inc.’s obligation to deliver our shares as a result of the exercise of 22.2 million warrants, issued by Transocean Inc, to purchase our shares.  Transocean Inc. may exercise, in whole or in part, its right to acquire the warrant shares issuable upon exercise of such warrants by delivering to us an amount equal to the aggregate exercise price for the net share amount.

General and administrative services—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  During the year ended December 31, 2022, we terminated the agreement with subsidiaries for general and administrative services.  In the years ended December 31, 2021, we recognized such costs of less than CHF 1 million, recorded in general and administrative costs and expenses.

We perform administrative services for our Swiss subsidiaries, for which we earn income based on the cost of such services, together with a markup of 7 percent.